MORTGAGE AND SECURITY AGREEMENT

$36,000,000.00

     THIS MORTGAGE AND SECURITY AGREEMENT made as of August 30, 1994, by and between JMB Income Properties, Ltd.-XI, a limited partnership of the State of Illinois, having its principal place of business and post office address at 900 North Michigan Avenue, Chicago, Illinois 60611-1575
Attention: Mr. Stephen Lovelette, herein called Mortgagor, and Principal Mutual Life Insurance Company, an Iowa corporation, having a principal place of business at 711 High Street, Des Moines, Iowa 50392 herein called Mortgagee,

     WITNESSETH:

     THAT Mortgagor is justly indebted to Mortgagee for money borrowed in the principal sum of THIRTY TWO MILLION DOLLARS ($32,000,000.00) evidenced by Mortgagor's Secured Promissory Note-A and to Mortgagee for money borrowed in the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) evidenced by Mortgagor's Secured Promissory Note-B with each of said Notes bearing even date herewith, made payable and delivered to Mortgagee, in each of which notes Mortgagor promises to pay to Mortgagee the said principal sums or so much thereof as may be advanced from time to time by Mortgagee, together with interest at the rate, at the times, and in installments as in each note provided, until the entire principal and accrued interest have been paid, but in any event, the unpaid balance (if any) remaining due on the Note shall be due and payable on the first day of December, 2006 ("Maturity Date"). Each note is equally and ratably secured by this Mortgage, without priority of one over the other. Both notes, i.e., the Secured Promissory Note-A in the amount of $2,000,000.00 and the Secured Promissory Note-B in the amount of $4,000,000.00, are hereinafter collectively referred to as the "Note".

     NOW, THEREFORE, to secure the payment of the said indebtedness in the amount of $36,000,000.00, in accordance with the terms and conditions hereof and of the Note, and all extensions, modifications, recastings and renewals thereof and the performance of the covenants and agreements contained herein, and also to secure the payment of any and all other indebtedness, direct or contingent, that may now or hereafter become owing from Mortgagor to Mortgagee under the terms of the "Loan Documents" as defined in the Note, and in consideration of Ten Dollars in hand paid, receipt of which is hereby acknowledged, Mortgagor does by these presents gives, grants, bargains, sells, enfeoffs, conveys and confirms unto Mortgagee, its successors and assigns forever, that certain real estate and all of Mortgagor's estate, right, title and interest therein, located in the County of Bergen, State of New Jersey, more particularly described in Exhibit A attached hereto and made a part hereof, which real estate, together with the following described property, rights and interests, is collectively referred to herein
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as the "Premises".

     Together with Mortgagor's interest as lessor in and to all leases of the said Premises, or any part thereof, heretofore or hereafter made and entered into by Mortgagor during the life of this mortgage or any extension or renewal hereof and all rents, issues, proceeds and profits accruing and to accrue from the Premises (which are pledged primarily and on a parity with the real estate and not secondarily and are sometimes collectively referred to herein as the "Leases").

     Together with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Premises, including homestead and any other claim at law or in equity as well as any after-acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof.

     Together with all right, title and interest of Mortgagor in any and all buildings and improvements of every kind and description now or hereafter erected or placed on the said real estate and all material intended for construction, reconstruction, alteration and repairs of such buildings and improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures now or hereafter owned by Mortgagor and attached to or contained in and used in connection with the Premises including, but not limited to, all machinery, motors, elevators, fittings, radiators, awnings, shades, screens, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all items of furniture, furnishings, equipment and personal property owned by Mortgagor used or useful in the operation of the Premises; and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to said buildings or improvements in any manner; it being mutually agreed, intended and declared that all the aforesaid property owned by Mortgagor and placed by it on the real estate or used in connection with the operation or maintenance of the Premises shall, so far as permitted by law, be deemed to form a part and parcel of the real estate and for the purpose of this mortgage to be real estate and covered by this mortgage, and as to any of the property aforesaid which does not so form a part and parcel of the real estate or does not constitute a "fixture" (as such term is defined in the Uniform Commercial Code) this mortgage is hereby deemed to be, as well, a Security Agreement under the Uniform Commercial Code for the purpose of creating hereby a security interest in such property which Mortgagor hereby grants to Mortgagee as Secured Party. Mortgagor agrees to execute any and all documents, including financing statements which may be reasonably required by Mortgagee to perfect the security interest

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granted hereby. Mortgagee is hereby appointed Mortgagor's Attorney-in-Fact to do all acts and things which Mortgagee may deem necessary or expedient solely to perfect and continue the perfection of the security interest created hereby.

     In no event, however, shall Mortgagee (nor any successor or assignee of Mortgagee) execute any document which purports to create any personal liability of Mortgagor to third parties pursuant to the foregoing power of attorney or otherwise, and every document executed pursuant to such provisions shall contain an exculpation clause to that effect. Provided, however, that nothing contained in this paragraph or in any document executed pursuant hereto shall affect the liability of Mortgagor to Mortgagee under this Mortgage as described in paragraphs 12 and 12.1 of the Note, which have been incorporated into this Mortgage pursuant to paragraph 39 hereof.

     Together with all right, title and interest of Mortgagor, now or hereafter acquired, in and to any and all strips and gores of land adjacent to and used in connection with the Premises and all right, title and interest of Mortgagor, now owned or hereafter acquired, in, to, over and under the ways, streets, sidewalks and alleys adjoining the Premises.

     TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns forever, for the purposes and uses herein set forth.

     THIS IS A FIRST MORTGAGE.

     Mortgagor represents that it is the absolute owner in fee simple of the Premises described in Exhibit A, which Premises are free and clear of any liens or encumbrances except as set out in Exhibit B attached hereto (the "Permitted Exceptions"), and except for taxes which are not yet due or delinquent. Mortgagor shall forever warrant and defend the title to the Premises against all claims and demands of all persons whomsoever and will on demand execute any additional instrument which may be reasonably required to give Mortgagee a valid first lien on all of the Premises, except as stated in Exhibit B.

     Except for matters set forth in the "Environmental Report", as hereinafter defined, Mortgagor further represents that: (i) the Premises is not subject to any casualty damage; (ii) to "the best of Mortgagor's knowledge", as hereinafter defined there is no Hazardous Material (as hereinafter defined) on the Premises (except for the use and storage of supplies for cleaning and maintenance and standard office supplies in commercially reasonable amounts, provided that such items are incidental to the use of the Premises and are stored and used in compliance with all laws, ordinances, rules and regulations governing Hazardous Materials), nor has any Hazardous Material been discharged from the Premises or penetrated any surface or subsurface rivers or streams crossing or adjoining

                                 -4-

the Premises or the aquifer underlying the Premises in violation of any Environmental Law; (iii) Mortgagor has complied and caused the Premises to comply with all statutes, laws, ordinances, rules and regulations of all local, state or federal authorities having jurisdiction over the Premises or its use relative to any Hazardous Material; and (iv) there is no other property in the State of New Jersey presently owned or used by Mortgagor from which the existence or discharge of Hazardous Material would result in any charge or lien upon the Premises. Hazardous Material as used in this mortgage means any hazardous or toxic material, substance pollutant, contaminant or waste which is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any local, state or federal authority having jurisdiction over the Premises or its use, including but not limited to: the New Jersey Industrial Site Recovery Act, P.L. 1993 c. 139 ("ISRA"), formerly the New Jersey
Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 ET SEQ ("ECRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11 ET SEQ. (the "Spill Act"), the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 ET SEQ.
("USTA"), the Comprehensive Environmental Response, Compensation and
Liability act, as amended, 42 U.S.C.A. Subsection 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C.A. Subsection
6901 ET SEQ. ("RCRA"), the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. Subsection 1251 ET SEQ. ("FWPCA") and the Federal Clean Air Act, as amended, 42 U.S.C.A. Subsection 7401 ET SEQ. ("FCAA"), (hereinafter referred to collectively as "Environmental Laws"). As used in the context of any environmental matter, the phrase "the best of Mortgagor's knowledge" or any similar phrase means (a) Mortgagor's actual knowledge without inquiry and investigation and (b) Mortgagor's knowledge based on its review of the following report:

Phase I Environmental Assessment, prepared by Versar, Inc. dated June 7,
1994.

      MORTGAGOR COVENANTS AND AGREES AS FOLLOWS:

      1.   Mortgagor shall

           (a) pay each item of indebtedness secured by this mortgage when due according to the terms hereof and of the Note;

           (b) pay a late charge equal to four percent (4%) of any payment of principal, interest or premium which is not paid when due, to cover the expense involved in handling such late payment (Notwithstanding the foregoing, Mortgagee will waive the foregoing requirement of a later fee, not more than once during each calendar year, if payment is received by
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                 Mortgagee not later than the business day immediately following oral notice as to such payment to a representative of the Mortgagor previously designated by the Mortgagor in writing as authorized to receive such notice.);

           (c) subject to subparagraph (f) below, pay on or before the due date thereof any indebtedness which may be secured by a lien or charge on the Premises, and upon request of Mortgagee exhibit satisfactory evidence of the discharge thereof;

           (d) complete within a reasonable time the construction of any building at any future time in process of construction upon the real estate and complete the current construction of renovations to the Premises in accordance with the Loan Agreement of even date between the parties ("Loan Agreement");

           (e) make no material alteration or new construction to the Premises without the prior written consent of Mortgagee, except such as are required by law or ordinance or by the Leases, the Loan Agreement, the Permitted Exceptions or any other agreement approved by Mortgagee;

           (f) remove or demolish no building or other improvement at any time a part of the Premises except as may be required by the Leases, the Loan Agreement, the Permitted Exceptions or any other agreement approved by Mortgagee, and shall keep the Premises, including the buildings and improvements, in good condition and repair, without waste, and free from mechanics' liens and other liens or claims for liens and encumbrances (provided however that in lieu of payment when due of the liens and encumbrances described in this subparagraph (f), subparagraph (c) above, and subparagraphs (k) and (l) below, and during Mortgagor's bona fide contest of same, Mortgagor may provide to Mortgagee a bond or affirmative title insurance endorsement as determined by Mortgagee, satisfactory to Mortgagee and counsel. In the event, however, of a determination in such contest adverse to Mortgagor, Mortgagor shall immediately pay off and discharge such mechanics or other lien or claim);

           (g) comply, and use reasonable efforts to cause each lessee or other user of the Premises to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Premises and the use thereof, all orders and directions of the

                 National Fire Protection Association or similar body, and all restrictions of record pertaining to the Premises, including the buildings and improvements, and the use thereof;

           (h) not cause or permit any change to be made in the use of the Premises as an enclosed regional shopping mall without Mortgagee's prior written consent;

           (i) observe and comply with, and shall not amend or modify without the consent of Mortgagee, all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, certificates (including but not limited to a master certificate of occupancy, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Premises or which have been granted to or contracted for by Mortgagor in connection with any existing or presently contemplated use of the Premises.

           (j) make or permit no use of the Premises that could with the passage of time result in the creation of any right of use, or any claim of adverse possession or easement on, to or against any part of the Premises in favor of any person or the public;

           (k) Subject only to the availability of insurance proceeds if Mortgagee is obligated to release the same to Mortgagor hereunder, promptly repair, restore or rebuild any buildings or improvements now or hereafter a part of the Premises which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of the buildings and improvements there will be no liens of any nature arising out of the construction subject to subparagraph (f) above and the Premises will be of substantially the same character and will have a commercial value at least as great as the commercial value thereof prior to the damage or destruction;

           (l) subject to subparagraph (f) above not, directly or indirectly, due to transfer of corporate stock, assignment of beneficial interests under a trust, or assignment of partnership interests or otherwise, cause or permit any sale, transfer or conveyance of the Premises or create, suffer or permit any encumbrance or lien on the Premises other than the lien hereof subject to subparagraph (f) above (and whether prior to subsequent to the lien hereof), the leases of the Premises assigned to Mortgagee and other exceptions and transfers expressly referred to and permitted herein, it being understood and agreed that the indebtedness evidenced by the Note and its terms are personal to Mortgagor and in accepting the same Mortgagee has relied upon what it perceived as the willingness and ability of Mortgagor to perform its obligations hereunder, under the Note, and as lessor under leases of the Premises; Mortgagee may consent to a sale, transfer, conveyance or encumbrance and expressly waive this provision in writing to Mortgagor however any such consent and waiver shall not constitute any consent or waiver of this provision as to any sale, transfer, conveyance or encumbrance other than that for which the consent and waiver was expressly granted; Mortgagee's ability to consent to any sale, transfer, conveyance or encumbrance and waive this provision implies no standard of reasonableness in determining whether or not such consent shall be granted and the same may be based upon what Mortgagee solely deems to be in its best interest; without limiting Mortgagee's right to withhold its consent and waiver entirely, such consent and waiver may be conditioned upon an increase in the rate of interest under the Note and the imposition of other terms and conditions thereunder or hereunder; any sale, transfer, conveyance or encumbrance made, created or permitted in violation of this provision shall be null and void and in addition to the other rights and remedies available to Mortgagee hereunder, Mortgagee shall have the option of declaring the unpaid principal balance of the Note, together with all accrued and unpaid interest, premium, if any and all other sums and charges evidenced thereby or owing hereunder, immediately due and payable;

                      (1) Notwithstanding the foregoing after Mortgagor shall have performed in all material respects all of its obligations under the Loan Agreement, Mortgagee will allow a single transfer of the Premises and assumption of the Mortgagor's obligations under the Note, this Mortgage and other documents executed and delivered by Mortgagor to Mortgagee and stating that it secures the Note ("Loan Documents") with all existing terms and conditions, subject to review and reasonable approval of the proposed purchaser by Mortgagee and Mortgagee's receipt of an assumption fee of 1% of the outstanding principal balance. Mortgagee's review of the proposed purchaser shall encompass various factors, including but not limited to, purchaser's creditworthiness, financial
strength, and real estate management expertise.

                      (2)  In addition, after Mortgagor shall have
performed, in all material respects all of its obligations under the Loan Agreement, Mortgagee will allow a single transfer of the Premises to and assumption of Mortgagor's obligations under the Loan Documents by, and the transfer of ownership interest in the Mortgagor to, any of the following subject to satisfaction of the following requirements:

                           i)    JMB Realty Corporation, a Delaware
corporation ("JMB");

                           ii)   an affiliate or subsidiary of JMB (As
used herein an "affiliate" includes any corporation in which JMB or its shareholders, individually or collectively, own or control, directly or indirectly, more than 50% of the common stock);

                           iii)  JMB Group Trusts I through V, trusts
created pursuant to those Agreements of Trust dated August 1, 1979, May 1, 1982, December 1, 1983, August 1, 1985 and May 1, 1988, respectively, pursuant to the laws of Illinois ("Trust");

                           iv)   a general or limited partnership in
which either Mortgagor, Trust, of JMB or an affiliate or subsidiary of JMB is a general partner;

                           v)    a real estate investment trust in which
JMB or an affiliate or subsidiary of JMB is the manager;

                           vi)   any trust or common fund in which JMB
or an affiliate of subsidiary of JMB is an advisor;

                           vii)  any real estate investment trust, or
partnership or other entity in which JMB, Trust or an affiliate of JMB has a 25% ownership interest, including without limitation, that certain real investment trust, created on May 12, 1993, pursuant to the laws of Maryland, known as
"Urban Shopping Centers, Inc.".

                                 Mortgagee shall receive written notice
of such transfer within thirty days following the consummation of such transfer, which shall include a listing of all owners of general partnership interests and owners of 5% or greater limited partnership interests in Mortgagor along with the respective percentages of ownership interests held by such owners subsequent to the transfer. Mortgagee shall receive a reasonable fee for handling each transaction, not to exceed $1,000 per transaction, and Mortgagor shall pay all reasonable out of pocket costs, fees, including reasonable attorney's fees, and expenses actually incurred by Mortgagee with regard to each transaction.

                      (3) Notwithstanding anything to the contrary contained herein, there shall be no restrictions or transfers by limited partners of Mortgagor of their limited partner interests therein.

                 (m) not caused or permit any Hazardous Material to exist on or discharge from the Premises, and promptly: (i) pay any finally adjudicated claim against Mortgagor or the Premises after continuous and diligent efforts to contest same, and, (ii) remove any charge or lien upon the Premises, and, in general, comply with all Environmental Laws and cause all tenants to comply with all Environmental Laws, provided, however, that notwithstanding the provisions of this subparagraph (m), Mortgagor and/or tenant under any lease on the Premises which has been approved in writing by Mortgagee (or is in conformity with requirements in the Assignment of Leases, as defined in subparagraph 10(f) below) shall be entitled to use and store supplies for cleaning and maintenance and standard office supplies in commercially reasonable amounts, provided, however, that such items are incidental to the use of the Premises and are stored and used in compliance with all laws and regulations governing Hazardous Materials;

                 (n) not caused or permit any Hazardous Material to exist on or discharge from any property in the State of New Jersey owned or used by Mortgagor which would result in any charge or lien upon the Premises;

                 (o) notify Mortgagee of any Hazardous Material that exists on or is discharged from the Premises within ten (10) days after Mortgagor first has knowledge of such existence or discharge;

                 (p) indemnify and defend against any claim ("Claim") asserted against Mortgagee by anyone (other than Mortgagee) for loss, penalties, fines or damage resulting from Hazardous Material on the Premises or discharged from the Premises, together with Mortgagee's bona fide costs, expenses, and reasonable attorney's fees with regard to such Claim. This obligation to pay and indemnify shall continue notwithstanding payment in full of the indebtedness, completion of foreclosure or receipt of a deed in lieu of foreclosure (the date of the earliest to occur of the foregoing is hereinafter referred to as the "Cut Off Date") (but only as to Claims arising or accruing prior to the Cut Off Date). However, no claim may be made by Mortgagee with regard to a Claim after the earlier to occur of (i) Mortgagee's sale of the Premises after its receipt of title thereto in foreclosure or by deed in lieu of foreclosure or (ii) 3 years after the Cut Off Date.

                 (q) upon Mortgagee's written request, deliver to Mortgagee within thirty (30) days after request, such coverage which has generally become available, at market rates, from an ALTA member title insurance company doing business in the State of New Jersey, a new title policy, endorsement or amendment in form and substance acceptable to Mortgagee which provides Mortgagee with affirmative coverage against loss of priority of the lien of this mortgage resulting from the existence of any Hazardous Material on the Premises;

                 (r) do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and, if other than its state of formation, the state where the Premises is located; and

                 (s) do all things necessary to preserve and keep in full force and effect Mortgagee's title insurance coverage insuring the lien of this mortgage as a first and prior lien, subject only to the exceptions stated in Exhibit B, including without limitation, delivering to Mortgagee not less than 30 days prior to the effective date of any rate adjustment, modification or extension of the Note any new policy or endorsement which may be required to assure Mortgagee of such continuing coverage.

                 (t) not commit, or allow to exist, waste on the Premises.

           2.    (a)  Subject to Mortgagor's rights under subparagraph
2(b) below, Mortgagor shall pay when due and before any penalty attaches or interest accrues all general taxes, special taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), water charges, sewer service charges, vault or space charges and all other like charges against or affecting the Premises or against any property or equipment located on the Premises, or which might become a lien on the Premises, and shall, within 30 days following the last day on which any such tax, assessment or charge may be paid without incurring any penalty or interest for nonpayment thereof, furnish to Mortgagee a duplicate receipt of such payment. If any such tax, assessment or charge may legally be paid in installments, Mortgagor may, at its option, pay such tax, assessment or charge in installments.

                 (b) To prevent default hereunder Mortgagor shall pay in full, under protest in the manner provided by law, any tax, assessment or charge which Mortgagor may desire to contest; PROVIDED, HOWEVER, that

                      (i) if contest of any tax, assessment or charge may be made without the payment thereof, and

                      (ii) such contest shall have the effect of preventing the collection of the tax, assessment or charge so contested and the sale or forfeiture of the Premises or any part thereof or any interest therein to satisfy the same.

                      Mortgagor may at its option and in its discretion and upon the giving of written notice to Mortgagee of its intended action and upon the furnishing to Mortgagee of such security or bond as Mortgagee may require, contest any such tax, assessment or charge in good faith and in the manner provided by law. All costs and expenses incidental to such contest shall be paid by Mortgagor. In the event of a ruling or adjudication adverse to Mortgagor, Mortgagor shall promptly pay such tax, assessment or charge. Mortgagor shall indemnify and save harmless the Mortgagee and the Premises from any loss or damage arising from such contest and shall, if necessary to prevent sale, forfeiture or any other loss or damage to the Premises or to the Mortgagee, pay such tax, assessment or charge or take whatever action is necessary to prevent any sale, forfeiture or loss.

           3. Mortgagor shall at all times keep all buildings and improvements which now are or hereafter become a part of the Premises insured under an 'all risk' form of insurance policy containing both a replacement cost and an agreed amount endorsement (and against all other hazards as reasonably may be required by Mortgagee, which may include, without limitation, insurance against loss or damage by flood, earthquake and war risk but if and only to the extent that such insurance is customarily carried on property similar to the Premises) and, if requested by Mortgagee, shall procure and maintain in force boiler insurance (if any building or improvement has a boiler) and rent insurance against loss of rent due to fire or other casualties named in standard policies of insurance against loss of rent. All insurance shall be in form, content and amounts approved by Mortgagee and written by an insurance company or companies or governmental agency or instrumentality approved by Mortgagee and with industry ratings required by Mortgagee. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Mortgagee to collect any and all proceeds payable under all such insurance. All such policies or certificates thereof shall be delivered to and held by Mortgagee as further security for the payment of the Note and other moneys herein mentioned, with evidence of renewal coverage delivered to Mortgagee at least 30 days before the expiration date of any policy. Mortgagee acknowledges that coverage as described in policies or certificate supplied to it as of the date hereof are satisfactory to it and in compliance with this paragraph 3. Mortgagor shall also carry public liability insurance protecting Mortgagor and any tenant or other user of the Premises against liability for injuries to persons and property occurring in or on the Premises, or adjacent to the Premises (to the extent relating to the operation of the Premises), in forms, companies and amounts satisfactory to Mortgagee with the policy or policies evidencing such insurance to contain a 10 day notice of cancellation clause in favor of Mortgagee. Mortgagor shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required herein.

           4. Mortgagor shall deposit with and pay to Mortgagee, on each payment date specified in the Note secured by this mortgage, a sum equivalent to: (1) the taxes and assessments assessed or levied against and next due on the Premises divided by the number of payments that will become due and payable under the Note before the date when such taxes and assessments will become due and payable, PLUS (2) the premiums that will next become due and payable for insurance required by this mortgage to be furnished by Mortgagor divided by the number of payments that will become due and payable under the Note before the date when such premiums will become due and payable. Mortgagee shall use such deposits to pay the taxes, assessments and premiums when the same become due.
Mortgagee shall not be liable for interest on such deposits. Mortgagor shall procure and deliver to Mortgagee, in advance, statements for such charges. If the total payments made by Mortgagor under this paragraph exceed the amount of payments actually made by Mortgagee for taxes, assessments and insurance premiums, such excess shall be credited by Mortgagee on subsequent deposits to be made by Mortgagor. If, however, the deposits are insufficient to pay the taxes, assessments and insurance premiums when the same shall be due and payable, Mortgagor will pay to Mortgagee any amount necessary to make up the deficiency, on or before the date when payment of such taxes, assessments and insurance premiums shall be due. If at any time Mortgagor shall tender to Mortgagee, in accordance with the provisions of the Note secured by this mortgage, full payment of the entire indebtedness represented thereby, Mortgagee shall, in computing the amount of such indebtedness, credit to the account of Mortgagor any balance remaining in the funds accumulated and held by Mortgagee under the provisions of this paragraph. If there is an Event Default under any of the provisions of this mortgage resulting in a public sale of the Premises, or if Mortgagee otherwise acquires the Premises after an Event of Default, Mortgagee shall apply, at the time of commencement of such proceedings, or at the time the Premises is otherwise acquired, the balance then remaining in the funds accumulated under this paragraph as a credit on the interest accrued and unpaid and the balance to the principal then remaining unpaid under the Note. The enforceability by Mortgagee against Mortgagor of the covenants relating to taxes, assessments and insurance premiums provided for in this mortgage shall not be affected except to the extent that said obligations have been actually met by Mortgagor's compliance with this paragraph, and payment to Mortgagee, (and in which event Mortgagor's obligations under the covenants shall be correspondingly reduced).

           5. In the event of any damage to or destruction of the buildings or improvements which are a part of the Premises:

                 (a) Mortgagor will immediately notify Mortgagee thereof in the manner provided in this mortgage for the giving of notices. As to casualty damage estimated by Mortgagee to be $500,000 or greater, Mortgagee may in its discretion (and it is hereby authorized to) either settle jointly with Mortgagor and adjust with Mortgagor any claim under such insurance policies, or allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss. In either case, the proceeds shall be paid to Mortgagee and Mortgagee is authorized to collect and to give receipts therefor. As to casualty damage of $500,000 or less, Mortgagor shall be entitled to settle and adjust any claim, and shall notify Mortgagee of all such action.

                 (b) Subject to Mortgagee's compliance with paragraph 5(c) below, Mortgagor acknowledges that regardless of the cause of the damage or destruction or the availability or sufficiency of insurance proceeds until all indebtedness secured hereby shall be fully paid, it is obligated to repair, restore and rebuild any buildings or improvements so damaged or destroyed. Repair and restoration of the buildings and improvements shall be commenced promptly after the occurrence of the loss and shall be prosecuted to completion diligently, and the buildings and improvements shall be so restored and rebuilt as to be of at least equal value and substantially the same character as prior to such damage and destruction. As to proceeds of insurance, Mortgagee shall have the obligations described in subparagraph 5(c)(1) and (2) below.

                 (c)  As to proceeds:

                      (1) In the event insurance proceeds resulting form casualty damage equal or exceed $500,000.00, such proceeds shall be held by Mortgagee without any allowance of interest and shall be made available to reimburse Mortgagor for the actual cost of the building or restoration of buildings and improvements on the Premises subject to the following conditions: (i) There shall be no Event of Default hereunder;
(ii) the annual net operating income from all executed leases in effect on the Premises, shall equal or exceed annual debt service under the Note; annual net operating income shall include rental insurance proceeds attributable to rental income to the extent that rental income to which such rental insurance proceeds apply resumes after completion of rebuilding or restoration (iii) Mortgagee reasonably approves the plans and specifications of such work before such work is commenced (iv) Mortgagor provides suitable completion or performance bonds and builder's all risk insurance; (v) no issurer asserts any defense against Mortgagor or a tenant under a lease
which is carrying the casualty insurance covering all or any portion of the Premises pursuant to any insurance policies covering the improvements on the Premises which is not otherwise covered by insurance carried by Mortgagor, or Mortgagor deposits with Mortgagee a lump sum in the amount of such insurance proceeds from the policy held by the insurer asserting such defense, to be held by Mortgagee without any allowance of interest; (vi) there shall be sufficient funds on deposit with Mortgagee at all times to complete the repair and restoration, as certified from time to time by an inspecting architect approved by Mortgagee; (vii) Mortgagee is supplied with satisfactory evidences of the estimated cost of completion thereof and such architect's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and of payment and of the continued priority of the lien hereof over any potential liens of mechanics and materialmen as Mortgagee may require and approve; (viii) Mortgagee may, in its discretion, impose such other conditions to such disbursements as would be customarily required by a construction lender doing business in the geographic area in which the Premises are located.

                      (2)  If the amount of the insurance proceeds
resulting from damage to the Premises is less than $500,000.00, Mortgagee shall not hold the insurance proceeds, and shall make such proceeds available to Mortgagor for the rebuilding or restoration of buildings and improvements on the Premises subject to the satisfaction of the following conditions; (i) There shall be no Event of Default hereunder; (ii) the annual net operating income from all executed leases in effect on the Premises, shall equal or exceed annual debt service under the Note; annual net operating income shall include rental insurance proceeds attributable to rental income to the extent that rental income to which such rental insurance proceeds apply resumes after completion of rebuilding or restoration; (iii) no insurer asserts any defense against Mortgagor or a tenant under a lease which is carrying the casualty insurance covering all or any portion of the Premises pursuant to any insurance policies covering the improvements on the Premises, which is not otherwise covered by insurance carried by Mortgagor.

                      (d) If the conditions described in Section (c) above shall not have been complied with by Mortgagor, such proceeds, after deducting therefrom any expenses incurred in the collection thereof, including reasonable attorneys' fees and costs, shall be applied at the option of Mortgagee either to the cost of rebuilding and restoring the buildings and improvements on the Premises or in reduction of the indebtedness secured hereby whether or not then due and payable, provided however, that if no Event of Default then exists such reduction shall be without premium. Any excess proceeds remaining after said indebtedness is fully paid shall be remitted to Mortgagor.

                      (e) Should such damage or destruction occur after foreclosure proceedings have been instituted, the proceeds of any such insurance policy or policies, if not applied in rebuilding or restoration of the buildings or improvements on the Premises, shall be used to pay the amount due in accordance with any decree of foreclosure or deficiency judgment that may be entered in connection with such proceedings, and the balance, if any, shall be paid to the owner of the equity of redemption if it shall then be entitled to the same, or otherwise as any court having jurisdiction may direct. Following any foreclosure sale, or other sale of the Premises by Mortgagee pursuant to the terms hereof, Mortgagee is authorized without the consent of Mortgagor to assign any and all insurance policies to the purchaser at the sale and to take such other steps as Mortgagee may deem advisable to cause the interests of such purchaser to be protected by any of such insurance policies.

                 6. Mortgagor hereby assigns, transfers and sets over to Mortgagee the entire proceeds of any award or claim for damage to any of the Premises taken or damaged under the power of eminent domain or by condemnation. In the event of the commencement of any eminent domain or condemnation proceedings affecting the Premises;

                      (a) Mortgagor shall notify Mortgagee thereof in the manner provided in this mortgage for the giving of notices. Mortgagee may participate in such proceeding, and Mortgagor shall deliver to Mortgagee all documents requested by it to permit such participation.

                      (b) Mortgagee may elect to apply the proceeds of the award upon or in reduction of the indebtedness secured hereby whether or not then due and payable, provided however, that if no Event of Default has occurred and

                           Mortgagee has not otherwise accelerated the
whole or any part of the indebtedness secured hereby, such reduction shall be without premium, or require Mortgagor to restore or rebuild, in which event the proceeds shall be held by Mortgagee and used to reimburse Mortgagor for the cost of restoring and rebuilding all buildings and improvements in accordance with plans and specifications to be submitted to and approved by Mortgagee.

                      (c) In the event Mortgagee elects to reimburse Mortgagor for the costs of restoring and rebuilding the Premises, then the proceeds of the award shall be paid out in the same manner as provided in this mortgage for the payment of insurance proceeds in reimbursement of the costs of rebuilding and restoration. If the amount of such award is insufficient to cover the cost of restoring and rebuilding, Mortgagor shall pay such cost in excess of the award before being entitled to reimbursement out of the award. Any proceeds remaining after payment of cost of restoring and rebuilding shall, at the option of Mortgagee, either be applied on account of the indebtedness secured hereby or be paid to Mortgagor.

           7. If by the laws of the United States of America or of any state or governmental subdivision having jurisdiction of Mortgagor or of the Premises or of the transaction evidenced by the Note and this mortgage, any tax or fee is due or becomes due as against Mortgagor or Mortgagee in respect of the issuance of the Note hereby secured or the making, recording and registration of this mortgage, Mortgagor covenants and agrees to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Mortgagee, it successors and assigns, against any liability incurred by reason of the Mortgagor's failure to pay any such tax or fee.

           8. In the event of the enactment after the date hereof of any applicable law deducting from the value of land for the purpose of taxation any lien thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Mortgagee's interest in the Premises, or the manner of collection of taxes, so as to affect this mortgage or the debt secured hereby or the holder thereof, then and in any such event Mortgagor shall, upon demand by Mortgagee, pay such taxes or assessments or reimburse Mortgagee therefor; PROVIDED, HOWEVER, that, if in the opinion of counsel for Mortgagee (a) it could reasonably be expected to be unlawful to require Mortgagor to make such payment or (b) the making of such payment could reasonably be expected to be construed as imposing a rate of interest beyond the maximum permitted by law, then and in such event Mortgagee may elect to declare all of the indebtedness secured hereby to be and become due and payable, but without penalty or premium of any nature on the date which is the later to occur of 90 days from the giving of written notice of such election to Mortgagor or 10 days prior to the date on which such law would impose a penalty on Mortgagee.

           9. (a) Upon the occurrence of any Event of Default or upon notice, after any event, the occurrence of which would, with the lapse of time or the giving of notice or both, constitute an Event of Default under this Mortgage, Mortgagee may, but need not, make any payment or perform any act herein required of Mortgagor, in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting said Premises, or contest any tax or assessment. All moneys paid for any of the purposes herein authorized and all reasonable expenses paid or incurred in connection therewith, including reasonable attorneys' fees and costs and attorneys' fees and costs on appeal, and any other money advanced by Mortgagee to protect the Premises and the lien hereof, shall be additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the Default Rate (as hereinafter defined) from the date of expenditure or advance until paid.

                 (b) In making any payment hereby authorized under subparagraph 8(a) above or relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Mortgagee may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

           10. If one or more of the following events (herein called "Events of Default") shall have occurred:

                 (a) default shall be made in the payment of any principal, interest or premium, taxes or assessments referred to in this mortgage or insurance premiums for the insurance required pursuant to this mortgage when due under the Note or this mortgage, and such default shall have continued for 10 days after written notice specifying such default shall have been given by Mortgagee to Mortgagor; or

                 (b) Mortgagor shall be dissolved, or a decree or order for relief shall be entered by a court having jurisdiction in the Premises in respect of Mortgagor in a voluntary or involuntary case under the Federal Bankruptcy Code as now or hereafter constituted, or Mortgagor shall file a voluntary petition in bankruptcy or for reorganization or an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to any similar present or future state or federal bankruptcy law, or shall be adjudicated a bankrupt or become insolvent or

                 (c) a petition or answer shall be filed proposing the adjudication of Mortgagor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to any present or future federal or state bankruptcy or similar law, and such petition or answer shall not be discharged within 90 days after the filing thereof; or

                 (d) by the order of a court of competent jurisdiction, a receiver, trustee or liquidator of the Premises or any part thereof or of Mortgagor or of substantially all of its assets shall be appointed and shall not be discharged or dismissed within 90 days after such appointment or

                 (e) subject to the extension described in the last subparagraph of this paragraph 10, with respect to the matters not described in the other subparagraphs of this paragraph 10, default shall be made in the due observance or performance of any covenant, condition or agreement of the Mortgagor contained in this Mortgage or in the Note, or in any other Loan Document, and such default shall have continued for 30 days after notice specifying such default is given by Mortgagee to Mortgagor, or

                 (f) any representation or warranty made by Mortgagor herein or in the Note, an Assignment of Leases and Rents of even date from Mortgagor to Mortgagee ("Assignment of Leases"), Loan Agreement or in any
                      other Loan Document shall prove to be untrue or inaccurate in any material respect; or

                 (g) an Event of Default shall have occurred under the Loan Agreement.

                 then, in each and every such case, the whole of said principal sum hereby secured shall, at the option of the Mortgagee and without further notice to Mortgagor, become immediately due and payable together with accrued interest thereon and a Make Whole Premium calculated in accordance with the provisions of the Note, and whether or not Mortgagee has exercised said option, interest shall accrue on the entire principal balance and any interest or premium then due, at the Default Rate until fully paid or if Mortgagee has not exercised said option, for the duration of any Event of Default.

                 If any Event of Default under "(e)" above shall be of such nature that it cannot be cured or remedied within 30 days, Mortgagor shall be entitled to a reasonable period of time to cure or remedy such Event of Default, provided Mortgagor commences the cure or remedy thereof within the 30 day period following the giving of notice and thereafter proceeds with diligence to complete such cure or remedy.

           11. Mortgagor agrees that if Mortgagee accelerates the whole or any part of the principal sum hereby secured, or applies any proceeds as if such application had been made as a result of such acceleration, pursuant to the provisions hereof, Mortgagor waives any right to prepay the principal sum hereby secured in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, a "Make Whole Premium", determined in accordance with paragraph 4 of the Note.

           12. Upon the occurrence of any Event of Default, Mortgagee shall have the right to foreclose the lien hereof, and to the extent permitted herein and by applicable law to sell the Premises by sale independent of the foreclosure proceedings. In any suit to foreclose the lien hereof, and in any sale of the Premises, there shall be allowed and included as additional indebtedness payable by Mortgagor to Mortgagee and secured hereby all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees and costs, including attorneys' fees and costs on appeal, appraisers' fees, expenditures for documentary and expert evidence, stenographer's charges, publication and advertising costs, survey costs and costs (which may be estimated as to items to be expended after the entry of any decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates and similar data and assurances with respect to title as Mortgagee deems reasonably necessary either to prosecute such suit or to consummate such sale or to evidence to bidders at any sale the true condition of the title to or the value of the Premises.

           13. The proceeds of any foreclosure sale, or other sale of the Premises in accordance with the terms hereof or as permitted by law, shall be distributed and applied in the following order of priority:
First, to the payment of all costs and expenses incident to the foreclosure and/or sale proceedings, including all items as are mentioned in any preceding or succeeding paragraph hereof; second, to the payment of all other items which under the terms hereof constitute secured indebtedness in addition to that evidenced by the Note, with interest thereon as herein provided; third, to the payment of all principal and accrued interest remaining unpaid on the Note; fourth, any overplus to the Mortgagor, its successors or assigns, as their rights may appear.

           14. During the continuance of any event of Default, Mortgagor shall forthwith upon demand of Mortgagee surrender to Mortgagee possession of the Premises, and Mortgagee shall be entitled to take actual possession of the Premises or any part thereof personally or by its agents or attorneys, as for condition broken, and Mortgagee in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises together with all documents, books, records, papers and accounts of the Mortgagor or the then owner of the Premises relating thereto, and may exclude Mortgagor, its agents or assigns wholly therefrom, and may as attorney-in-fact or agent of the Mortgagor, or in its own name as Mortgagee and under the powers herein granted:

                 (a) hold, operate, manage or control the Premises and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion it deems proper or necessary to enforce the payment or security of the income, rents, issues and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rents, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor;

                 (b) cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same;

                 (c) elect to cancel any lease or sublease made subsequent to this mortgage unless this mortgage has specifically been made subordinate to such lease or sublease or subordinated to the lien hereof;

                 (d) extend or modify any then existing leases and make new leases, which extensions, modifications or new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date of the Note and the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and shall be binding also upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the indebtedness secured hereby, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser;

                 (e) make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions betterments and improvements to the Premises as it may deem judicious, insure and reinsure the same and all risks incidental to Mortgagee's possession, operation and management thereof, and receive all income, rents, issues and profits.

                 Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any lease, and the Mortgagor shall and does hereby agree to indemnify and to hold Mortgagee harmless of and from all liability, loss or damage which it might incur under said leases or under or by reason of the assignment thereof, and of and from any and all claims or demand whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases, except if, and to the extent that, any of the same results from Mortgagee's gross negligence or misconduct. Should Mortgagee incur any such liability, loss or damage under any of said leases, or under or by reason of the assignment thereof, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees and costs, including attorneys'
                 fees and costs on appeal, shall be secured hereby and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, together with interest at the Default Rate from the date of payment by Mortgagee to the date of reimbursement.

           15. Mortgagee in the exercise of the rights and powers hereinabove conferred upon it under paragraphs 12, 13 and 14 above shall have the full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

                 (a) to the payment of the expenses of operating the Premises, including cost of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents if management is delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance as hereinabove authorized;

                 (b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises;

                 (c) to the payment of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Premises and of placing the Premises in such condition as will in the judgment of Mortgagee make it readily rentable; and/or

                 (d) to the payment of any indebtedness secured hereby or any deficiency which may result from any foreclosure sale.

           16. During the continuance of any Event of Default under this mortgage, Mortgagee may apply to any court having jurisdiction of the Premises for the appointment of a receiver of the Premises. Such appointment may be made without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Premises or the adequacy of Mortgagee's security. Mortgagor, or any person who may be legally or equitably liable to pay money secured hereby, waive proof as to the foregoing and consent to the appointment of such receiver. Mortgagee or any holder of the Note may be appointed as such receiver. The receiver shall have power to collect the rents, issues and profits of the Premises during the pendency of any foreclosure proceedings and, in case of a sale, during the full redemption period, if any, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits. In addition, the receiver shall have all other powers which shall be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in his hands in payment in full or in part of:

                 (a) the indebtedness secured hereby or provided by any decree foreclosing this mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; and

                 (b)  the deficiency in cash of a sale and deficiency.

           17. (a) Mortgagor agrees that all reasonable costs, charges and expenses, including reasonable attorneys' fees, incurred or expended by Mortgagee arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefor and any appeal therefrom, in any way affecting or pertaining to this mortgage, the Note or the Premises, shall be promptly paid by Mortgagor. All such sums not promptly paid by Mortgagor shall be added to the indebtedness secure hereby and shall bear interest at the Default Rate from the date of such advance and shall be due and payable on demand.

                 (b) Mortgagor hereby waives any notice of default, demand for payment and notice of intent to accelerate the maturity of all or any portion of the indebtedness secured hereby, except as may be otherwise expressly herein provided. Mortgagor hereby agrees that upon the occurrence of an Event of Default and the acceleration of the principal sum secured hereby pursuant to this mortgage, to the full extent that such rights can be lawfully waived, Mortgagor hereby waives and agrees not to insist upon, plead, or in any manner take advantage of, any notice of acceleration, any stay, extension, exemption, homestead, marshaling or moratorium law or any law providing for the valuation or appraisement of all or any part of the Premises prior to any sale or sales thereof under any provision of this mortgage or before or after any decree, judgement or order of any court or confirmation thereof, or claim or exercise any right to redeem all or any part of the Premises so sold and hereby expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to the all or any part of the Premises, all benefit and advantage of any such laws which would otherwise be available to Mortgagor or any such person or entity, and agrees that neither Mortgagor nor any such person or entity will invoke or utilize any such law to otherwise hinder, delay or impede the exercise of any remedy granted or delegated to Mortgagee herein but will permit the exercise of such remedy as though any such laws had not been enacted. Mortgagor hereby further expressly waives to the full extent permitted by applicable law on behalf of itself and each and every person or entity acquiring any right, title or interest in or to all or any part of the Premises any and all rights of redemption from any sale or any order to decree of foreclosure obtained pursuant to provisions of this mortgage.

                 (c) In the event of a foreclosure sale of the Premises, the Premises may, at the option of Mortgagee, be sold in one of several parcels.

                 (d) During the continuance of any Event of Default, Mortgagee may apply on account of the unpaid indebtedness, or on account of any balance due to the Mortgagee after a foreclosure sale of the Premises, any unexpended monies still retained by the Mortgagee that were paid by Mortgagor to the Mortgagee for the payment of, or as security for the payment of, taxes or insurance premiums, if any, or paid by Mortgagor specifically in order to secure the performance of certain acts by the Mortgagor under the Loan Documents, as may be agreed to by Mortgagor and Mortgagee.

                 (e) During the continuance of any Event of Default, Mortgagee may exercise its rights and remedies under the Assignment of Leases, the Loan Agreement and/or any other rights and remedies available at law or in equity.

           18. Mortgagor hereby assigns to Mortgagee directly and absolutely, and not merely collaterally, the rents, issues, profits, royalties, and payments payable under any lease of the Premises, or portion thereof, including any oil, gas or mineral lease, or any installments of money payable pursuant to any agreement or any sale of the Premises or any part thereof. Mortgagee, without regard to the adequacy of any security for the indebtedness hereby secured, shall be entitled to (a) collect such rents, issues, profits, royalties, payments and installments of money and apply the same as more particularly set forth in this paragraph, all without taking possession of the Premises, or (b) enter and take possession of the Premises or any part thereof, in person, by agent, or by a receiver to be appointed by the court and to sue for or otherwise collect such rents, issues, profits, royalties, payments and installments of money. Mortgagee may apply any such rents, issues, profits, royalties, payments and installments of money so collected, less costs and expenses of operation and collection, including reasonable attorneys' fees and costs and attorneys' fees and costs on appeal, upon any indebtedness secured hereby, in such order as Mortgagee may determine, and, if such costs and expenses and attorneys' fees and costs shall exceed the amount collected, the excess shall be immediately due and payable. The collection of such rents, issues, profits, royalties, payments and installments of money and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured. Failure or discontinuance of Mortgagee at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Mortgagee of the right, power and authority herein conferred on Mortgagee. Nothing contained herein, including the exercise of any right, power or authority herein granted to Mortgagee, shall be, or be construed to be, an affirmation by Mortgagee of any tenancy, lease or option, or an assumption of liability under, or the subordination of the lien or charge of this Mortgage to any such tenancy, lease or option. Mortgagor hereby agrees that, in the event Mortgagee exercises its rights as in this paragraph provided, Mortgagor waives any right to compensation for the use of Mortgagor's furniture, furnishings or equipment in the Premises for the period such assignment of rents or receivership is in effect, it being understood that the rents, issues, profits, royalties, payments and installments of money derived from the use of any such items shall be applied to Mortgagor's obligations hereunder as above provided. With regard to the foregoing, however, and notwithstanding anything to the contrary contained herein, Mortgagee does acknowledge Mortgagor's license to collect rents, enforce leases and to act as lessor under the Leases pursuant to paragraph 7 of the Assignment of Leases and subject to all provisions of the Assignment of Leases.

           19. (a) Mortgagor has executed and delivered that certain Assignment of Leases and Rents of even date herewith assigning to Mortgagee directly and absolutely, and not merely collaterally, the interest of mortgagor as lessor under the existing leases of the premises, as well as all other leases which may hereafter be made in respect of the premises, and the rents and other income arising thereunder and from the use of the premises.

Said Assignment of Leases and Rents grants to mortgagee specific rights and remedies in respect of said leases and the collection of rents and other income thereunder and from the use of the premises, and such rights and remedies so granted shall be cumulative of those granted herein.

                 (b) Mortgagor shall keep and perform all terms, conditions and covenants required to be performed by it as lessor under the aforesaid leases; shall promptly advise Mortgagee in writing of any claim of default by Mortgagor made by a lessee under any such lease or of any default thereunder by a lessee; and shall promptly provide Mortgagee with a copy of any notice of default or other notice served upon Mortgagor by any such lessee. Mortgagor will not cancel, modify or alter, or accept the surrender of, any existing or future lease of the Premises or any part thereof without first obtaining written consent of Mortgagee.

           20. (a) All rights and remedies granted to Mortgagee herein or in the Note or any other Loan Document shall be in addition to and not in limitation of any rights and remedies to which it is entitled in equity, at law or by statute, and the invalidity of any right or remedy herein provided by reason of its conflict with applicable law or statute shall not affect any other valid right or remedy afforded to Mortgagee. No waiver of any Event of Default or of any default in the performance of any covenant contained in the Note or any other instrument securing the Note shall at any time thereafter be held to be a waiver of any rights of the Mortgagee hereunder, nor shall any waiver of a prior Event of Default or default operate to waive any subsequent Event of Default or default. All remedies provided for herein, in the Note and in any other Loan Document are cumulative and may, at the election of Mortgagee, be exercised alternatively, successively, or concurrently. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision or to proceed against one portion of the Premises to the exclusion of any other portion.

                 (b) This mortgage is upon any existing statutory condition and upon the further condition that all covenants and agreements of Mortgagor herein shall be fully or timely performed, time being of the essence under this mortgage, and that no breach of any such condition or agreement shall be permitted, and this mortgage shall be subject to foreclosure as provided by law.

           21. By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right either to require prompt payment when due of all other sums or installments so secured or to declare a default for failure to pay such other sums or installments.

           22. Notwithstanding anything herein or in the Note to the contrary, no provision contained herein or in the Note which purports to obligate Mortgagor to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for the payment of any interest or other sums in excess of such maximum. Any such excess shall, at the option of Mortgagee, either be paid to Mortgagor or be credited to principal on the Note. All agreements between Mortgagor and Mortgagee with respect to the Premises and the indebtedness secured by the Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment of or acceleration of the maturity of any of the indebtedness secured hereby or otherwise, shall the interest contracted for, charged or received by Mortgagee exceed the maximum amount permissible under applicable law. If, for any circumstance whatsoever, interest would otherwise be payable to Mortgagee in excess of the maximum lawful amount, the interest payable to Mortgagee shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Mortgagee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall at Mortgagee's option, be refunded to Mortgagor or be applied to the reduction of the principal balance of the indebtedness secured hereby and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the indebtedness secured hereby, such excess shall be refunded to Mortgagor. This paragraph shall control all agreements between Mortgagor and Mortgagee.

           23. In the event one or more provisions of this mortgage or of the Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality and unenforceability shall not affect any other provision hereof, and this mortgage shall be construed as if any such provision had never been contained herein.

      24. If the payment of the indebtedness secured hereby or of any part thereof shall be extended or varied, or if any part of the security be released, all persons now or at any time hereafter liable therefor, or interest in said Premises, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse against all such persons being expressly reserved by Mortgagee notwithstanding such variation or release.

      25. Upon payment in full of the indebtedness secured hereby and the performance by Mortgagor of all of the obligations imposed on Mortgagor herein and in the Note, these presents shall be null and void, and Mortgagee shall release this mortgage and the lien hereof and all other recorded Loan Documents by proper instrument executed in recordable form.

      26. If no Event of Default has occurred and is continuing under this mortgage, Mortgagor shall have the privilege of making prepayments on the principal of the Note (in addition to the required payments) if and only to the extent and upon the terms and conditions, if any, expressly set forth in the Note. If not expressly so set forth, the Note is not subject to such prepayment.

      27. Mortgagee, its agents, employees or assigns, shall have the right to inspect the Premises at all reasonable times and access thereto shall be permitted for that purpose.

      28. Within 15 days after any written request by Mortgagee, Mortgagor shall certify to its actual knowledge, by a written statement duly acknowledge, the amount of principal and interest then owing on the Note and whether any offsets or defenses exist against the indebtedness secured hereby. Within 20 days after any written request by Mortgagor, Mortgagee shall certify to its actual knowledge (by a written statement, duly acknowledged), the outstanding principal and interest of the indebtedness, amount of escrow monies held, and whether there are any outstanding and uncured written notices of default.

      29. Mortgagor shall furnish to Mortgagee within 120 days after the end of each fiscal year of Mortgagor the following: a detailed and analytical financial report in form and substance acceptable to Mortgagee covering the full and complete operation of the Premises, including without limitation: (i) income and expense statements with a listing of sales volumes attained by Lessees of the Premises under percentage leases for the immediately preceding year, and, (ii) a report of the leasing status of the Premises as of the end of such year, identifying the lessee, square footage leased, rental amount, rental concessions and/or rental deferments, if any, and expiration date under each lease of the Premises. Such reports shall be prepared by an accountant who may be an employee of Mortgagor, or of an affiliate of Mortgagor, reasonably acceptable to Mortgagee. In addition to the reports referred to herein, Mortgagor shall promptly supply any additional information or records relating to the Premises or its operation as Mortgagee may from time to time request and (iii) financial statements as to the Borrower, consisting of a balance sheet and an income and expense statement, in form and substance acceptable to Mortgagee.

      30. At the time of an interest rate adjustment, pursuant to the terms of the Note, Mortgagor shall provide Mortgagee at its expense, an updated endorsement of the then existing title insurance policy, or, if the insurer under the existing loan policy is not an economically viable insurer based on current requirements of institutional lenders for similar projects, a new ALTA standard title insurance policy in the full amount of the loan in form and by an insurer satisfactory to Mortgagee. The policy shall insure the Mortgage at the adjusted interest rate to be a first and prior lien, subject only to those exceptions that have been previously approved by Mortgagee and insure against usury (if available) and construction liens.

      31. On August 1, 1995 and annually thereafter, Mortgagor shall pay to Mortgagee an administration and inspection fee in the amount of $2,500.00.

      32. Any notice which any party hereto may desire or be required to give to the other shall be given in writing. Service shall be made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such courier. All notices shall be addressed to Mortgagor at its address given on the first page hereof or to Mortgagee at 711 High Street, Des Moines, Iowa 50392, Attn: Commercial Real Estate Loan Administration, Loan No. D 750363, or to such other place as either party may by written notice to the other hereafter designate as a place for service of notice.

      33. Mortgagor hereby grants to Mortgagee and its respective agents, attorneys, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Premises and all facilities located thereon, and to perform such tasks, including without limitation, subsurface testing, soil and ground water testing, and other tests which may physically invade the Premises or facilities, as Mortgagee, in its sole discretion, determines as necessary to (i) investigate the condition of the Premises, (ii) protect the security interests created under this Mortgage or (iii) determine compliance with all laws relating to Hazardous Materials, the provisions of this Mortgage and other matters relating thereto. Mortgagee agrees that any investigation hereunder shall be at its cost and expense unless same shall be conducted after notice to Mortgagor of the occurrence of an event which would, with the lapse of time or the giving of notice or both, constitute an Event of Default under this Mortgage.

           Mortgagee shall employ qualified and duly authorized contractors to perform any such review. In conducting any such review, Mortgagee shall, and shall cause its consultants to, comply with all applicable laws, rules, regulations and orders associated with its review. Prior to any such inspection, Mortgagee will provide Mortgagor at least three business day advance written notice of its intent to inspect the Premises, unless in emergent circumstances. Mortgagor shall have the opportunity, at its option, to cause a representative of Mortgagor to be present at all inspections and examinations which form a part of such review. On written requests, Mortgagee shall provide Mortgagor all test reports, results or date generated by such review. Mortgagee agrees to indemnify, hold harmless and defend Mortgagor from and against any and all claims, liabilities, costs, fees and expenses for loss or damage to the Premises and for injury to or death of persons arising out of such inspection and review, except to the extent any of the same is caused by Mortgagor.

      34. This mortgage and all the provisions hereof shall extend to and be binding upon Mortgagor and all persons claiming by, under or through Mortgagor, and the word "Mortgagor" when used herein shall include all such persons and all persons liable for the payment of the indebtedness secured hereby or any part thereof, whether or not such persons have executed the Note or this mortgage. The word "Mortgagee" as used herein shall include the successors and assigns of the Mortgagee named herein, and the holder or holders from time to time of the Note secured hereby (subject to the servicing provision contained in paragraph 19 of the Note).

      35. This mortgage shall be governed by and construed in accordance with the laws of the State of New Jersey.

      36. As used herein, the term "Default Rate" means a rate equal to the lesser of (i) four (4%) per annum above and then applicable interest rate payable under the Note or (ii) the maximum rate allowed by applicable law. The Default Rate is not a penalty, but rather a rate of interest negotiated by the parties to compensate Mortgagee additionally in the event of default.

      37. Notwithstanding any provision of this Mortgage, the Note or any other instruments evidencing or securing the loan evidenced by the Note which might be construed to the contrary, the assignment of rents and other amounts provided for herein is an absolute assignment and not merely a collateral assignment or a security interest, and is effective whether or not any Event of Default occurs hereunder, subject only to a license, if any, granted by Mortgagee to Mortgagor with respect thereto prior to the occurrence of an Event of Default hereunder. It is the intention of Mortgagor and Mortgagee that the assignment effectuated by this Mortgage with respect to such rents and other amounts payable under the leases shall be a direct and currently effective assignment and shall not constitute merely the granting of a lien, security interest or pledge for the purpose of securing the indebtedness secured hereby. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Mortgagee's interest in the rents and other amounts payable under the leases constitutes a lien on or security interest in or pledge thereof, it is agreed and understood that the forwarding of a notice to Mortgagor after the occurrence of an Event of Default, advising Mortgagor of the revocation of any license then in favor of Mortgagor to collect such rents or other amounts payable under the leases, or of the existence of an Event of Default, shall be sufficient action by Mortgagee to (i) perfect such lien on or security interest in or pledge of the rents and other amounts payable under the leases, (ii) take possession thereof, and (iii) entitle Mortgagee to immediate and direct payment of the rents and other amounts payable under the leases, for application as provided in this Mortgage, all without the necessity of any further action by Mortgagee, including, without limitation, any action to obtain possession of the land, improvements or any other portion of the premises. Notwithstanding the direct and absolute assignment of the rents and other amounts payable under the leases as herein described, there shall be no pro tanto reduction in any portion of the indebtedness secured by this Mortgage except with respect to rents and other amounts payable under the leases actually received by Mortgagee and applied by Mortgagee toward payment of the indebtedness. Mortgagee may, upon written notice to Mortgagor, elect to (i) exclude from the assignment provided in this Mortgage any of the leases as specified in such notice so that the interest under such indicated lease is not assigned to Mortgagee, and (ii) subordinate the lien and other terms and provisions of this Mortgage to any of the leases as indicated in said notice to Mortgagor.

      38. Mortgagor waives, to the extent permitted by law, trial by jury in any actions brought by Mortgagor or Mortgagee in connection with this Mortgage or the indebtedness secured hereby.

      39. The provisions contained in paragraphs 12 and 12.1 of the Note are hereby incorporated herein as if set forth at length.

      40. This mortgage and the indebtedness secured hereby is for the sole purpose of conducting or acquiring a lawful business, professional or commercial activity or for the acquisition, expansion, rehabilitation or management of real or personal property as a commercial investment, and all proceeds of such indebtedness shall be used for said business or commercial investment purpose. Such proceeds will not be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulation G, T and X of the Board of Governors of the Federal Reserve System. This is not a purchase money mortgage and the Premises secured hereby is not a residence or homestead or used for mining, grazing, agriculture, timber or farming purposes.

      41. Mortgagor and Mortgagee may agree to change the interest rate, maturity date, or other term or terms of this Mortgage, of any of the documents referred to herein or of the Indebtedness. Any such agreement shall be in writing, duly executed by both Mortgagor and Mortgagee. In the event that any such agreement shall occur, it shall, to the extent permitted by law, be deemed a "modification" as defined in N.J.S.A. 46:9-
8.1 ET SEQ., and this Mortgage shall be subject to, and the Mortgagee shall be the beneficiary of, the mortgage lien priority provisions of such statute.

      42. Unless Mortgagee shall otherwise direct in writing, Mortgagor shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of the Mortgagee. The Mortgagee shall have the right to appear in such actions or proceedings. Mortgagor shall save Mortgagee harmless from all costs and expenses, including reasonable attorneys' fees and costs of a title search, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Mortgagee may be or become a party by reason hereof. Such proceedings shall include but not be limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other action, suit, proceeding, right, motion or application wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage or otherwise purporting to affect the security hereof or the rights or powers of Mortgagee. All money paid or expended by Mortgagee in that regard, together with interest thereon from date of such payment at the Default Rate shall be additional indebtedness secured hereby and shall be immediately due and payable by Mortgagor without notice.

      43. If an Event of Default shall occur, all rents, issues and profits collected or received by Mortgagor shall be accepted and held for Mortgagee in trust and shall not be commingled with the funds and property of Mortgagor, but shall be promptly paid over to the Mortgagee. Upon an Event of Default, upon demand by Mortgagee, Mortgagor shall immediately assemble the personalty and make available to Mortgagee at a place reasonably convenient to both parties.

     IN WITNESS WHEREOF, Mortgagor has caused this mortgage to be duly executed and delivered as of the date first above written.

                                 JMB Income Properties, LTD.-XI,
                                 an Illinois limited partnership

                                 By:  JMB Realty Corporation,
                                      a Delaware corporation
                                      Its Managing General Partner


                                      By:   ELIZABETH KOGEN
                                            Name:  Elizabeth Kogen
                                            Title: Vice President